                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                          (AMENDMENT NO. ____________)

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[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            HERITAGE BANCORP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                 [LOGO OF HERITAGE BANCORP, INC. APPEARS HERE]

                                                                 March 14, 1997

                                                                ALLEN E. KIEFER
                                                            President and Chief
                                                              Executive Officer

 To The Stockholders of Heritage Bancorp, Inc.

  The Annual Meeting of Stockholders of your Company, Heritage Bancorp, Inc., will be held at The Pottsville Club, 201 South Twenty-Sixth Street, Pottsville, Pennsylvania, on Tuesday, April 15, 1997, at 9:00 A.M. A Notice of the Annual Meeting, a Proxy Statement and a Proxy are enclosed.

  The 1996 Annual Report of Heritage Bancorp, Inc. also is enclosed. Included with the Annual Report is our 1996 Form 10-K as filed with the Securities and Exchange Commission. The 10-K includes our consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations. We hope that you have the opportunity to review the material contained in the Annual Report and Form 10-K.

  If you plan to attend the Annual Meeting, there is enclosed a return card for you to indicate that you will be with us for a Continental Breakfast, so that we may plan accordingly. We urge you to complete, sign, date and return the Proxy as promptly as possible, whether or not you plan to attend the meeting in person. A postage paid return envelope is enclosed for your convenience. The return of the enclosed Proxy will not in any way affect a stockholder's right to attend the Annual Meeting.

                                          Very truly yours,


                                          /s/ Allen E. Kiefer

                                          Allen E. Kiefer
                                          President and Chief Executive
                                           Officer

                 [LOGO OF HERITAGE BANCORP, INC. APPEARS HERE]

                            120 SOUTH CENTRE STREET
                        POTTSVILLE, PENNSYLVANIA 17901

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

To the Stockholders of Heritage Bancorp, Inc.

  NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders of Heritage Bancorp, Inc. will be held at The Pottsville Club, 201 South Twenty-Sixth Street, Pottsville, Pennsylvania, on Tuesday, April 15, 1997, at 9:00 A.M. to hear the Annual Report of the President and to vote upon the following matters:

    1. To elect four Class II Directors to hold office for three years from the date of election and until their successors shall have been elected and qualified; for a list of nominees, see the enclosed Proxy Statement.

    2. Other Business: To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  Only stockholders of record at the close of business on March 3, 1997, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

  A Proxy Statement and a Proxy are enclosed. Please complete, sign, date and return the Proxy as promptly as possible. The return of the enclosed Proxy will not in any way affect a stockholder's right to attend the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ Guy H. Boyer
                                          Guy H. Boyer
                                          Secretary

March 14, 1997

                 [LOGO OF HERITAGE BANCORP, INC. APPEARS HERE]

                    120 SOUTH CENTRE STREET, P.O. BOX 1100
                        POTTSVILLE, PENNSYLVANIA 17901

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON APRIL 15, 1997
                APPROXIMATE DATE OF MAILING PROXY STATEMENT AND
                            PROXY TO SHAREHOLDERS:
                                MARCH 14, 1997

                                 USE OF PROXY

  A Proxy for use in connection with the Annual Meeting of Stockholders of Heritage Bancorp, Inc. (herein called the "Corporation") to be held on Tuesday, April 15, 1997, at 9:00 A.M., at The Pottsville Club, 201 South Twenty-Sixth Street, Pottsville, Pennsylvania, is enclosed. This Proxy is solicited by the Board of Directors of the Corporation and costs of solicitation will be borne by the Corporation. This Proxy is revocable by the person giving it, by filing with the Secretary of the Corporation either a written notice revoking the Proxy or a duly executed Proxy bearing a later date. Shares of stock of the Corporation represented by properly executed and filed Proxies will be voted FOR the election as Class II Directors of the four nominees named in this Proxy Statement or so many of them as can be elected, and upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as Proxies.

                OUTSTANDING STOCK AND PRINCIPAL HOLDERS THEREOF

  As of March 3, 1997, there were 2,379,055 shares of common stock of the Corporation issued and outstanding, having a par value of $5.00 per share. Only those stockholders of record at the close of business on March 3, 1997 will be entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders of the Corporation. Each outstanding share of stock will entitle the holder to one vote on all business of the meeting. Stockholders do not have the right to vote their shares cumulatively with regard to the election of Directors. A majority of the outstanding common stock present in person or by proxy constitutes a quorum for the transaction of business at the Annual Meeting. In the case of the election of Directors, the nominees receiving the highest number of votes, up to the number of Directors to be elected, shall be elected to the Board of Directors. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of the Annual Meeting.

  As of March 3, 1997, Heritage National Bank (the "Bank", all of the outstanding stock of which is held by the Corporation) held, either directly or by way of its nominees, approximately 9.61%, or approximately 228,643 shares, of the outstanding stock of the Corporation in its trust department as fiduciary for certain trusts, estates and agency accounts which beneficially own such shares. Of these shares, the Bank had sole voting and investment power with respect to 127,656 shares, and shared voting and investment power with respect to 41,545 shares. Pursuant to provisions of the applicable governing instruments and/or in accordance with applicable principles of fiduciary law, the Bank, as fiduciary, has the right and power, exercisable either alone or in conjunction with a co-fiduciary, to vote the shares in which it has sole or shared voting power, either in person or by proxy, for the election, as Class II Directors, of the Board of Directors' four nominees, so long as such votes are in the best interest of any such trust, estate or agency account and the beneficiaries or principals thereof. The Bank intends to vote such shares in favor of the Board of Directors' four nominees for Class II Director.

  To the best of the Corporation's information and belief, no other person holds beneficially or of record, directly or indirectly, five percent (5%) or more of the outstanding shares of the Corporation's common stock.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information relating to beneficial ownership of shares of common stock of the Corporation by all of the Corporation's present Directors, each nominee for Director, each named executive officer of the Corporation set forth in the Summary Compensation Table, and by all of the Corporation's Directors and executive officers as a group, without naming them, as of March 3, 1997. Unless otherwise indicated in a footnote below, each individual holds sole voting and investment power over the shares listed in the table. For purposes of the table, beneficial ownership also includes any shares which the individual has the right to acquire within 60 days of March 3, 1997 through the exercise of outstanding stock options granted pursuant to the Corporation's stock option plans.

                                                         NO. OF SHARES AND
                                                        NATURE OF BENEFICIAL PERCENTAGE
NAME OF BENEFICIAL OWNER    POSITION WITH CORPORATION        OWNERSHIP        OF CLASS
------------------------    -------------------------   -------------------- ----------
Ermano O. Agosti........  Director                              3,125(1)        .13%
Richard D. Biever.......  Director                              9,278(2)        .39%
Guy H. Boyer............  Executive Vice President,             8,019(3)        .34%
                          Secretary/ Treasurer and
                          Director
Jane C. Deibert.........  Director                              9,316(4)        .39%
Albert L. Evans, Jr.....  Chairman of the Board                11,963(5)        .50%
Richard T.                Director                              4,928(6)        .21%
 Fenstermacher..........
Frederick A. Gosch......  Director                              7,368(7)        .31%
Richard A. Ketner.......  Executive Vice President and         11,008(8)        .46%
                          Director
Allen E. Kiefer.........  President, Chief Executive           13,749(9)        .58%
                          Officer and Director
Robert F. Koehler.......  Director                             15,239(10)       .64%
Joanne C. McCloskey.....  Director                             10,630(11)       .45%
Raman V. Patel..........  Director                              6,355(12)       .27%
Joseph P. Schlitzer.....  Director                             16,620(13)       .70%
William J. Zimmerman....  Director                              1,914(14)       .08%
All Directors and
 Executive Officers
 (16 Persons)...........                                      134,909          5.67%

--------
 (1) Includes 2,162 shares held jointly with spouse and 500 shares which may be acquired upon exercise of stock options.
 (2) Includes 500 shares which may be acquired upon exercise of stock options.
 (3) Includes 2,187 shares allocated to the account of Mr. Boyer under the Corporation's Employee Stock Ownership Plan and 401(k) Profit Sharing Plan and 3,438 shares which may be acquired upon exercise of stock options.
 (4) Includes 1,169 shares which may be acquired upon exercise of stock options.
 (5) Includes 10,373 shares held jointly with spouse and 546 shares which may be acquired upon exercise of stock options.
 (6) 3,808 of the shares reported as beneficially owned by Mr. Fenstermacher are owned directly by Sonric, a partnership. Also includes 500 shares which may be acquired upon exercise of stock options.
 (7) Includes 6,132 shares held jointly with spouse, 736 shares held by Pflueger Insurance Agency and 500 shares which may be acquired upon exercise of stock options.
 (8) Includes 4,182 shares held jointly with spouse, 6,625 shares which may be acquired upon exercise of stock options and 201 shares allocated to the account of Mr. Ketner under the Corporation's Employee Stock Ownership Plan and 401(k) Profit Sharing Plan.
 (9) Includes 3,684 shares held jointly with spouse, 1,739 shares allocated to the account of Mr. Kiefer under the Corporation's Employee Stock Ownership Plan and 401(k) Profit Sharing Plan and 5,312 shares which may be acquired upon exercise of stock options.

(10) Includes 11,331 shares held directly by spouse. Mr. Koehler disclaims beneficial ownership of these shares. Also includes 500 shares which may be acquired upon exercise of stock options.
(11) Includes 8,049 shares held jointly with spouse, 1,356 shares held by spouse in a self-directed IRA and 500 shares which may be acquired upon exercise of stock options.
(12) Includes 5,855 shares held jointly with spouse and 500 shares which may be acquired upon exercise of stock options.
(13) Includes 13,177 shares held jointly with spouse, 2,943 shares held by Higgins Insurance Associates, Inc., a corporation of which Mr. Schlitzer is a controlling person, and 500 shares which may be acquired upon exercise of stock options.
(14) Includes 952 shares held jointly with spouse and 500 shares which may be acquired upon exercise of stock options.

                             ELECTION OF DIRECTORS

  The By-Laws of the Corporation provide that its business and affairs shall be managed by a Board of Directors of not less than five nor more than twenty-five persons. The Corporation's Board, as provided in its By-Laws, is divided into three classes: Class I, Class II and Class III, with each class being as nearly equal in number as possible. The Directors in each class serve terms of three years each and until their successors are elected and qualified.

  The Board of Directors has fixed the number of Directors in Class II at four and nominated the four persons listed below for election as Class II Directors. Each nominee is presently a Director of the Corporation.

  It is intended that the shares represented by the enclosed Proxy will be voted for the election of the Class II nominees named below, unless such authority to vote for one or more of the nominees is withheld. In the event that one or more of the nominees is unable or unwilling to serve as a Director, the persons named in the Proxy will vote for the election of such substitute nominee, if any, as shall be named by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a Director, as each of the nominees has expressed his or her willingness to serve if elected.

  Certain information with respect to each nominee for Director and each continuing Director is set forth below.

                         PRESENT PRINCIPAL OCCUPATION AND PRINCIPAL      DIRECTOR
    NAME AND AGE               OCCUPATION FOR PAST FIVE YEARS             SINCE
    ------------         ------------------------------------------      --------

              NOMINEES AS CLASS II DIRECTORS TO SERVE UNTIL 2000

 Richard D. Biever.. Vice President, Alpha Mills Corporation (Textile      1995*
  55                  Manufacturer)
 Jane C. Deibert.... Retired, formerly President of The Schuylkill         1995*
  69                  Haven Trust Company
 Allen E. Kiefer.... President and Chief Executive Officer of Bank and     1983
  53                  Corporation
 Robert F. Koehler.. Retired, formerly President of Sylray, Inc.           1981
  65                  (Textile Manufacturer)

                            PRESENT PRINCIPAL OCCUPATION AND PRINCIPAL   DIRECTOR
        NAME AND AGE              OCCUPATION FOR PAST FIVE YEARS          SINCE
        ------------        ------------------------------------------   --------

                CONTINUING CLASS I DIRECTORS SERVING UNTIL 1999

 Ermano O. Agosti.......... President, Hometown, IGA, Inc. (Retail         1988
  65                         Grocery Stores)
 Albert L. Evans, Jr....... President, Evans Delivery Company, Inc.        1995*
  57
 Richard T. Fenstermacher.. Co-owner, Hadesty Hardware Co., Inc.           1991
  54                         (Major Appliances, Electronics and
                             Hardware)
 Richard A. Ketner......... Executive Vice President of Corporation        1995*
  42                         and Bank since March, 1995; formerly
                             President and Chief Executive Officer of
                             Bankers' Financial Services Corporation
                             and The Schuylkill Haven Trust Company
 Joanne C. McCloskey....... Retired School Teacher                         1993
  64
 Joseph P. Schlitzer....... President, Higgins Insurance Associates        1995
  45                         and Coldwell Banker Higgins Associates
                             (Insurance/Real Estate)

               CONTINUING CLASS III DIRECTORS SERVING UNTIL 1998

 Guy H. Boyer.............. Executive Vice President of Corporation        1995
  42                         and Bank since March, 1995;
                             Secretary/Treasurer of Corporation and
                             Treasurer of Bank since 1983, Chief
                             Financial Officer of Bank
                             (1983 to 1995)
 Frederick A. Gosch........ President, Pflueger Insurance Agency, Inc.     1995*
  55
 Raman V. Patel............ Retired, formerly President, Raydyne, Inc.     1995*
  60                         (Consulting Engineers)
 William J. Zimmerman...... Director, Student Affairs and Marketing,       1991
  51                         Penn State University, Schuylkill Campus

--------
* Prior to March 1, 1995, named person served as a Director of Bankers' Financial Services Corporation, which merged into Miners National Bancorp, Inc. ("Miners") on March 1, 1995, at which time Miners changed its name to Heritage Bancorp, Inc.

  During 1996, the Audit Committee of the Corporation reviewed the procedures of the Corporation's internal audit department and the scope of the external audit by the Corporation's independent auditors. The Committee also reviewed the examination report of the Comptroller of the Currency and reported to the Board concerning the operation of the Bank in accordance with law, regulation and sound management principles. The Committee held 5 meetings in 1996. Mr. Agosti is Chairman of the Committee with the other members being Messrs. Gosch, Zimmerman and Mrs. McCloskey.

  The Personnel Committee of the Bank reviews and evaluates compensation for all levels of employment of the Bank. The Committee held 9 meetings during 1996. Mr. Koehler is Chairman of the Committee with the other members being Messrs. Becker, Deibert and Gosch.

  Nominations for election as Director of the Corporation are made by the Board of Directors which held 1 meeting for this purpose in January, 1997.

  The Board of Directors of the Corporation held 7 meetings during 1996. All incumbent Directors of the Corporation attended 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors of the Corporation (held during the period which they served as a Director) and (2) the total number of meetings held by all committees of the Board of Directors of the Corporation on which they served (during the periods that they served).

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  As noted below, the entire Board of Directors of the Corporation is responsible for establishing, implementing and monitoring compensation policies. Messrs. Kiefer, Boyer and Ketner, each of whom is a member of the Board, also serve as executive officers of the Corporation and the Bank. While Messrs. Kiefer, Boyer and Ketner participated during 1996 in Board decisions regarding the compensation of subordinate executive officers, they did not participate in any Board decisions regarding their own compensation and were excused from Board meetings at which their respective compensation was discussed.

             BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

  The Corporation does not have a Compensation Committee. The full Board of Directors of the Corporation is responsible for establishing, implementing and monitoring all compensation policies of the Corporation and its primary operating subsidiary, Heritage National Bank (the "Bank"). The Board of Directors is also responsible for evaluating the performance of the Chief Executive Officer of the Corporation and recommending appropriate compensation levels. The Chief Executive Officer evaluates the performance of subordinate officers of the Corporation and recommends individual compensation levels to the Board of Directors. The Chief Executive Officer does not participate in any Board decisions regarding his own compensation as an executive officer. The Board of Directors meets without the Chief Executive Officer present to evaluate his performance under the Corporation's executive compensation program.

  In 1996, the key elements of the Corporation's executive compensation package consisted of base salary, annual incentive bonus pursuant to the Corporation's Incentive Compensation Plan (the "Incentive Bonus Plan") and stock option grants pursuant to the Corporation's 1995 Stock Incentive Plan (the "Stock Option Plan"). In addition, at various times in the past, the Corporation has adopted certain broad-based employee benefit plans in which executive officers have been permitted to participate including a defined benefit pension plan, an Employee Stock Ownership Plan, a 401(k) Profit Sharing Plan and a non-qualified Executive Supplemental Income Benefit Plan.

  The Corporation's executive compensation program, particularly the annual incentive bonus, is designed to be closely linked to corporate performance and returns to shareholders. To this end, the Corporation, in conjunction with its independent compensation consultants, has developed an overall compensation strategy and compensation plan that ties a portion of the executive compensation to the Corporation's success in meeting specified performance goals. The objective of this strategy is to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Corporation's business strategy and to provide a compensation package that recognizes individual contributions as well as overall business results.

BASE COMPENSATION

  The Chief Executive Officer initially recommends annual base salary levels for other executive officers to the Personnel Committee of the Board, taking into account performance and level of responsibility of the respective officers and overall corporate performance for the prior year. In making recommendations, the Chief Executive Officer also considers the competitive market place for executive talent, including a comparison to base compensation for comparable positions at competing financial institutions in the Corporation's geographic market area as compiled by the Human Resources Department of the Bank. Following review and approval by the Personnel Committee, the annual base salary levels are then presented to the full Board for final approval.

  The base compensation of the Chief Executive Officer is set annually by the Board of Directors at a meeting which is not attended by the Chief Executive Officer. In determining the base compensation of the Chief Executive Officer, the Board treats overall corporate performance as the primary factor. The Board also takes into account the base compensation of presidents and chief executive officers at other similarly sized financial institutions as set forth in surveys subscribed to by the Corporation, along with salary information compiled by the Human Resource Department of the Bank with regard to the chief executive officer salaries at competitor institutions located within the Corporation's geographic market area.

  During 1996, the base compensation of Allen E. Kiefer, President and Chief Executive Officer of the Corporation, was $137,800, which amount represents an increase of $5,300 or 4.0% over Mr. Kiefer's 1995 base compensation of $132,500.

ANNUAL INCENTIVE BONUS PLAN

  The purpose of the Incentive Bonus Plan is to improve the growth and operating performance of the Corporation by providing an opportunity for executive officers and other management level employees of the Corporation to earn additional cash remuneration in the form of a year-end bonus award if the Corporation's performance for the year exceeds certain target amounts. Only executive officers and other management level employees of the Corporation and/or its subsidiaries who are recommended by the Corporation's Chief Executive Officer and approved each year by the Personnel Committee of the Board of Directors are entitled to participate in the Incentive Plan. Awards are based on corporate performance and individual performance using criteria established in accordance with the Incentive Plan. As for the named executive officers, the corporate performance measure accounted for 90% of the award payment while the individual performance measures were accorded a weight of 10%. The Corporation's corporate performance factor is return on assets ("ROA"). Depending on the ROA target performance factor, a designated percentage of net profit after taxes of the Corporation is allocated to an incentive awards pool available for distribution to participants in the Incentive Plan. The percentage of net profit after taxes allocated to the awards pool typically ranges from a minimum allocation amount to a maximum allocation amount depending upon the Corporation's performance. If the minimum ROA target amount is not achieved, the Corporation does not allocate any amount to the awards pool. The specific ROA target performance factors each year are initially set by the Personnel Committee and recommended to the full Board for final approval. The percentage of the awards pool allocable to the Chief Executive Officer is recommended by the Corporation's independent compensation consultant to the full Board. The percentage of the awards pool allocable to participants other than the Chief Executive Officer is initially set by the Personnel Committee and recommended to the full Board of Directors for final approval. The payment of awards is made between December and March of each year, following review and approval of payments by the Board of Directors.

  In 1996, the Board determined that the incentive award for Mr. Kiefer should be $44,746. This award is reflective of ROA of 1.58%, which exceeded the maximum ROA target amount of 1.55%.

STOCK OPTION PLAN

  Under the Stock Option Plan, which was approved by the shareholders at the 1995 Annual Meeting, incentive stock options, non-qualified stock options and stock appreciation rights in conjunction with such options, may be granted to executive officers of the Corporation or its subsidiaries. The Personnel Committee sets guidelines for the size of stock option awards based on a recommendation each year from management. Although the size of awards is largely a subjective determination based on the particular executive officer, factors considered include competitive compensation data from the list of peer group companies compiled by the Human Resources Department of the Bank, the amount of options previously awarded to an executive officer and the value of unexercised in-the-money options at year end. In the event of poor corporate performance, the Personnel Committee can elect not to award options.

  Stock options during 1996 were granted with an exercise price equal to 100% of the fair market value of the common stock on the date of grant and vest in full one year from the date of grant. All options granted were non-qualified stock options. No stock appreciation rights were granted during 1996.

  In 1996, Mr. Kiefer received options to purchase 2,812 shares of common stock with an exercise price of $20.30 per share. Mr. Kiefer presently is the beneficial owner, directly or indirectly, of 8,437 shares of common stock and also holds presently exercisable options to purchase an additional 5,312 shares. The Board of Directors believes that significant equity interests in the Corporation held by the Corporation's senior management are beneficial to the common interests of shareholders and management.

                                          Board of Directors

                                          Albert L. Evans, Jr., Chairman
                                          Ermano O. Agosti
                                          Richard D. Biever
                                          Guy H. Boyer
                                          Jane C. Deibert
                                          Richard T. Fenstermacher
                                          Frederick A. Gosch
                                          Richard A. Ketner
                                          Allen E. Kiefer
                                          Robert F. Koehler
                                          Joanne C. McCloskey
                                          Raman V. Patel
                                          Joseph P. Schlitzer
                                          William J. Zimmerman

                            EXECUTIVE COMPENSATION

  The following table shows, for the years ending December 31, 1994, 1995 and 1996, the cash compensation paid or accrued, as well as certain other compensation paid or accrued for those years, to Allen E. Kiefer, President and Chief Executive Officer of the Corporation, Guy H. Boyer, Executive Vice President and Secretary/Treasurer of the Corporation and Richard A. Ketner, Executive Vice President of the Corporation. Pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, information is not required as to the compensation of the Corporation's other executive officers because the total salary and bonus earned by such executive officers during 1996 did not exceed $100,000.

                          SUMMARY COMPENSATION TABLE

                                                     LONG TERM COMPENSATION
                                                   ---------------------------
                           ANNUAL COMPENSATION           AWARDS        PAYOUTS
                       --------------------------- ------------------- -------
         (A)           (B)    (C)    (D)     (E)      (F)       (G)      (H)     (I)
                                            OTHER                                ALL
         NAME                              ANNUAL  RESTRICTED                   OTHER
         AND                               COMPEN-   STOCK    OPTIONS/  LTIP   COMPEN-
      PRINCIPAL             SALARY  BONUS  SATION   AWARD(S)    SARS   PAYOUTS  SATION
       POSITION        YEAR   ($)   ($)(1)   ($)      ($)       (#)      ($)     ($)
      ---------        ---- ------- ------ ------- ---------- -------- ------- --------
Allen E. Kiefer,       1996 145,090 44,746   --       --       2,812     --    5,845(2)
 President and Chief   1995 140,353 40,365   --       --       2,000     --    4,245
 Executive Officer     1994 138,225 15,525   --       --         --      --    6,266
 of the Bank and
 Corporation
Guy H. Boyer,          1996  99,123 33,158   --       --       1,875     --    4,052(3)
 Executive Vice        1995  96,253 26,929   --       --       1,250     --    2,840
 President and         1994  87,047 10,500   --       --         --      --    2,615
 Secretary/Treasurer
 of Corporation;
 Executive Vice
 President and
 Treasurer of Bank
Richard A. Ketner,     1996 100,815 33,158   --       --       1,875     --    3,894(5)
 Executive Vice        1995  94,461 26,816   --       --       1,250     --    2,810
 President of Bank and 1994     --     --    --       --         --      --      --
 Corporation;
 Secretary of Bank(4)

--------
(1) Reflects bonus earned during the fiscal year, including a portion of which is paid during the next fiscal year.
(2) Consists of $1,704 in Bank-matching contributions to the Corporation's 401(k) Profit Sharing Plan and approximately $4,141 allocated to Mr. Kiefer's account under the Corporation's Employee Stock Ownership Plan.
(3) Consists of $1,310 in Bank-matching contributions to the Corporation's 401(k) Profit Sharing Plan and approximately $2,742 allocated to Mr. Boyer's account under the Corporation's Employee Stock Ownership Plan.
(4) Mr. Ketner was not an executive officer of the Corporation during 1994 and compensation information for that year is not reported.
(5) Consists of $1,119 in Bank-matching contributions to the Corporation's 401(k) Profit Sharing Plan and approximately $2,775 allocated to Mr. Ketner's account under the Corporation's Employee Stock Ownership Plan.

STOCK OPTIONS

  The following table contains information concerning the grant of stock options under the Corporation's 1995 Stock Incentive Plan to the Chief Executive Officer and the other named executive officers during the year ending December 31, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                         POTENTIAL
                                                                    REALIZABLE VALUE AT
                                                                      ASSUMED ANNUAL
                                                                   RATES OF STOCK PRICE
                                                                       APPRECIATION
                        INDIVIDUAL GRANTS                           FOR OPTION TERM (1)
------------------------------------------------------------------ ---------------------
     (A)                    (B)        (C)        (D)       (E)       (F)        (G)
                           NO. OF      % OF
                         SECURITIES   TOTAL
                           UNDER-    OPTIONS
                           LYING    GRANTED TO  EXERCISE
                          OPTIONS   EMPLOYEES   OR BASE   EXPIRA-
                          GRANTED   IN FISCAL    PRICE      TION
     NAME                 (#) (2)      YEAR    ($/SH) (3) DATE (4)   5% ($)    10% ($)
     ----                ---------- ---------- ---------- -------- ---------- ----------
Allen E. Kiefer.........   2,812      28.30%     $20.30   03/26/06 $   35,900 $   90,977
Guy H. Boyer............   1,875      18.87%     $20.30   03/26/06 $   23,937 $   60,662
Richard A. Ketner.......   1,875      18.87%     $20.30   03/26/06 $   23,937 $   60,662

--------
(1) Illustrates value that would be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Corporation's common stock over the term of the options.
(2) The date of grant for all options is March 26, 1996. All options granted are non-qualified stock options without SAR's. All options vest one year from the date of grant becoming exercisable for shares on the anniversary of the date of grant. To the extent not already exercisable, the options become automatically exercisable in the event of a merger or consolidation of the Corporation in which the Corporation is not the surviving entity, or the sale of all or substantially all of the assets of the Corporation, or an offer to purchase made by a party, other than the Corporation, to all stockholders of the Corporation for at least 35% of the outstanding stock. In addition, the Personnel Committee of the Board of Directors may, in its discretion, accelerate the vesting schedule, upon such terms and conditions as it may impose.
(3) The exercise price of all options granted is equal to the market price of the common stock on the date of grant. The exercise price shall be paid in cash, provided, however, that the Personnel Committee, in its sole discretion, may permit the payment of the exercise price in shares of common stock owned by the option holder prior to exercising the option, provided such shares have a fair market value on the date of payment equal to the option exercise price for the shares of common stock being purchased, or partly in cash and partly in such shares of common stock.
(4) All options expire 10 years from the date of grant. Notwithstanding the foregoing: (1) In the event of retirement, death or disability prior to the end of the option term, the option shall remain exercisable for a period of one year from the date of retirement, death or disability (but not later than the end of the option term) to the extent the option was vested, by acceleration or otherwise, at the time of retirement; and (2) in the event an option holder ceases to be employed other than by reason of retirement, death or disability, the option shall remain exercisable for three months from the date of cessation of employment (but not later than the end of the option term) to the extent the option was exercisable at the time of cessation of employment.

OPTION EXERCISES AND HOLDINGS

  The following table sets forth information with respect to the Chief Executive Officer and the other named executive officers of the Corporation concerning the exercise of options during the year ending December 31, 1996 and unexercised options held as of the end of 1996.

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                     VALUE

          (A)                  (B)             (C)             (D)             (E)
                                                                             VALUE OF
                                                            NUMBER OF      UNEXERCISED
                                                           UNEXERCISED     IN-THE-MONEY
                                                         OPTIONS/SARS AT OPTIONS/SARS AT
                                                           FY-END (#)      FY-END ($)
                         SHARES ACQUIRED      VALUE       EXERCISABLE/     EXERCISABLE/
          NAME           ON EXERCISE (#) REALIZED ($)(1)  UNEXERCISABLE  UNEXERCISABLE(2)
          ----           --------------- --------------- --------------- ----------------
Allen E. Kiefer.........         0             $ 0         2,500/2,812    $ 5,375/$5,483
Guy H. Boyer............         0             $ 0         1,563/1,875    $ 3,358/$3,656
Richard A. Ketner.......         0             $ 0         4,750/1,875    $24,675/$3,656

--------
(1) Fair market value of common stock at exercise, minus the exercise price.
(2) Fair market value of common stock at year-end ($22.25 per share).

DEFINED BENEFIT PENSION PLAN

  The Bank has a Defined Benefit Pension Plan for all eligible employees (age 21 plus one year of service). All the costs of the Plan, as determined by the Plan actuaries, are paid by the Bank. Employees do not and cannot contribute to the Plan. A plan participant's pension benefit, which becomes fully vested after 5 years of service, is determined by multiplying years of service by 1% by career average salary.

  The following table indicates sample pension benefits which would be payable under this Plan to a retiring participant at age 65. Various levels of compensation and years of service are shown.

                                                          YEARS OF SERVICE
   FINAL AVERAGE                                     ---------------------------
   COMPENSATION                                        10     20     30     40
   -------------                                     ------ ------ ------ ------
   $ 15,000........................................   1,500  3,000  4,500  6,000
     30,000........................................   3,000  6,000  9,000 12,000
     45,000........................................   4,500  9,000 13,500 18,000
     60,000........................................   6,000 12,000 18,000 24,000
     75,000........................................   7,500 15,000 22,500 30,000
     90,000........................................   9,000 18,000 27,000 36,000
    105,000........................................  10,500 21,000 31,500 42,000
    120,000........................................  12,000 24,000 36,000 48,000
    135,000........................................  13,500 27,000 40,500 54,000
    150,000........................................  15,000 30,000 45,000 60,000
    165,000........................................  16,500 33,000 49,500 66,000
    180,000........................................  18,000 36,000 54,000 72,000
    195,000........................................  19,500 39,000 58,500 78,000
    210,000........................................  21,000 42,000 63,500 84,000
    225,000........................................  22,500 45,000 67,500 90,000

  The Benefit amounts set forth in the table are not subject to reduction for social security benefits. With respect to the named executive officers, the annual compensation set forth in the Summary Compensation Table does not differ substantially from the remuneration which would be covered under the Plan. For purposes of the Plan at December 31, 1996, Mr. Kiefer had 27 years and 8 months of service, Mr. Boyer had 16 years and 6 months of service and Mr. Ketner had 2 years of service.

  The amount of contribution, payment or accrual in respect of a specified person is not and cannot readily be separately or individually calculated by the regular actuaries for the Plan. The Bank made no pension contribution in 1996 due to the Full Funding Limitation under the Employee Retirement Income Security Act of 1974, as amended.

EXECUTIVE SUPPLEMENTAL INCOME PLAN

  The Board of Directors adopted a nonqualified Executive Supplemental Income Benefit Plan ("ESI Plan") effective as of January 1, 1989. The ESI Plan provides death benefits and supplemental retirement benefits for selected officers of the Bank.

  Under the ESI Plan, the Bank enters into individual agreements with participants. The agreements provide for annual payments to the participant's designated beneficiary for a specified period of years following the participant's death. The ESI Plan also provides for supplemental retirement benefits for a participant who has attained age 65 and who has remained in the continuous employment of the Bank until his retirement; however, in the case of the sale of the stock or assets, merger, or substantial change in the ownership of the Bank, continuous employment of the participant is required only until the date the participant voluntarily terminates his employment or is discharged by the Bank or its successor without just cause.

  Under the supplemental retirement provisions, participants are eligible for supplemental benefits up to 75% of the participant's final average salary. Those supplemental retirement benefits are subject to reduction for social security benefits and benefits received under the Defined Benefit Pension Plan. Subject to the approval of the Bank Board of Directors, a participant can elect early retirement at age 55. However, a participant can elect early retirement without Board approval at age 55 if there is a sale of the stock or assets, merger, or substantial change in ownership of the Bank. The retirement benefits payable to a participant who has elected early retirement will be actuarially reduced. Mr. Kiefer's yearly supplemental pension benefit, commencing at his normal retirement and payable for 15 years, is $37,605. Mr. Boyer's yearly supplemental pension benefit, commencing at his normal retirement and payable for 15 years, is $22,980.

CHANGE IN CONTROL AND EMPLOYMENT AGREEMENTS

  The Corporation has entered into Change in Control Agreements with the named executive officers. Under the terms of the agreements, in the event the executive officer's employment with the Corporation or Bank is terminated by the Corporation, Bank or the executive officer, pursuant to a change in control of the Bank or the Corporation, the executive officer's cash compensation in effect prior to the change in control will continue for a period of three (3) years. Cash compensation is defined to include base salary plus the incentive bonus earned for the preceding calendar year. A termination pursuant to a change in control may occur in connection with a merger, consolidation, acquisition, reorganization, sale of assets or significant stock acquisition of the Corporation or Bank. The Change in Control Agreements also provide that the Corporation will continue to provide the executive officer with available insurance coverages in effect at the time of executive's termination pursuant to a change in control for a period of three
(3) years, offset by coverage from any subsequent employment, or until the executive attains age 65.

  The Corporation also has entered into Employment Agreements with the named executive officers. Pursuant to the Employment Agreements, each of the executive officers will continue employment with the Corporation and Bank in their current positions for a term of three (3) years after the effective date of the merger of Bankers' Financial Services Corporation into the Corporation on March 1, 1995, after which it is anticipated that each of the executive officers will continue employment as employees "at will." The Employment Agreements provide that each of the executive officers shall be entitled to receive as compensation their respective base salaries in effect on the consummation date of the merger, subject to increase based on merit review, plus participation in the Corporation's Incentive Compensation Plan and participation in the Corporation's employee benefit plans.

                            STOCK PERFORMANCE GRAPH

  The following graph compares the yearly percentage change in the cumulative total stockholder return on the Corporation's common stock during the five years ended December 31, 1996 with the cumulative total return on (i) an overall stock market index, the Nasdaq Stock Market Index; and (ii) a peer group index, the Nasdaq Bank Stocks Index. The comparison assumes $100 was invested on December 31, 1991 in the Corporation's common stock and in each of the indices and assumes reinvestment of dividends.


                             Heritage Bancorp Inc.

             [LINE GRAPH OF TOTAL RETURN PERFORMANCE APPEARS HERE]

                     12/31/91 12/31/92 12/31/93 12/31/94 12/31/95 12/31/96
HBCI                 $100.00  $109.81  $149.32  $182.34  $189.02  $216.73
NASDAQ Bank Stocks   $100.00  $145.55  $165.99  $165.38  $246.32  $325.60
NASDAQ Stock Market  $100.00  $116.38  $133.59  $130.59  $184.67  $227.16

                             DIRECTOR COMPENSATION

  Directors of the Corporation and Directors of the Bank receive an annual retainer of $2,000, provided, however, that an individual serving as both a Corporation and Bank Director receives only one $2,000 annual retainer. Directors of the Corporation receive $600 for attendance at each regular monthly meeting of the Corporation Board and the Chairman receives $960 for attendance at each regular monthly meeting of the Board. Directors of the Corporation are paid $50 per hour for each Board Committee meeting attended. Directors of the Bank are paid $600 for attendance at each regular monthly meeting of the Bank Board and the Chairman is paid $960 for attendance at each regular monthly meeting of the Board. Bank Board Committee members are paid $50 per hour for each Committee meeting attended.

                         TRANSACTIONS WITH MANAGEMENT

  The Bank has had in the past and expects to have in the future, transactions in the ordinary course of its business, with directors and officers of the Bank and the Corporation and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with other persons, which do not involve more than the normal risk of collectibility, or present other unfavorable features.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires that directors and certain officers of the Corporation file reports of ownership and changes in ownership with the Securities and Exchange Commission as to the shares of Corporation common stock beneficially owned by them.

  Based solely on its review of copies of such forms received by it, the Corporation believes that during the Corporation's fiscal year ending on December 31, 1996, all filing requirements applicable to its directors and officers were complied with in a timely fashion.

                      RELATIONS WITH INDEPENDENT AUDITORS

  Beard and Company, Inc., Reading, Pennsylvania, was the appointed independent auditor for the Corporation and the Bank in 1996. It is anticipated that Beard and Company, Inc. will be selected for the current year. During 1996, the independent auditors, Beard and Company, Inc., performed certain non-audit services which are in addition to its basic engagement for the examination of the Corporation and Bank's financial statements. A representative of Beard and Company, Inc. will be present at the Annual Meeting of Stockholders to make a statement if he desires to do so and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

  The Corporation must receive by November 17, 1997 any stockholder proposals for such proposals to be considered for inclusion in the Corporation's Proxy Statement and Proxy for the 1998 Annual Meeting of Stockholders.

                                OTHER BUSINESS

  The Board of Directors of the Corporation does not intend to present any business at the Annual Meeting other than the matters hereinabove referred to, and the Board does not know of any other matters to be presented for action at the meeting. Discretionary authority to vote on any other matters that may come before the meeting will be conferred by such Proxies upon the person voting them, unless a stockholder specifically indicates in such Proxy that such authority is withheld. It is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

  It is important that proxies be returned promptly. Stockholders are urged to vote, sign, date and return the accompanying form of Proxy in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ Guy H. Boyer
                                          Guy H. Boyer
                                          Secretary

March 14, 1997

  THE CORPORATION IS FURNISHING EACH PERSON SOLICITED A COPY OF ITS 1996 ANNUAL REPORT TO SHAREHOLDERS WHICH INCLUDES A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934.

                             HERITAGE BANCORP, INC.
                       THIS PROXY IS SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Christine A. Zanis, Anne B. Reed and James T. O'Brien, or any of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all the Common Stock of the Corporation, standing in my name on its books on March 3, 1997, at the Annual Meeting of Stockholders to be held at The Pottsville Club, 201 South Twenty-Sixth Street, Pottsville, Pennsylvania, on the 15th day of April, 1997, at 9:00 A.M., or at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, as designated on the reverse side.

This proxy when properly executed will be voted in the manner directed hereon. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS. This proxy also will be voted, in the discretion of the proxyholders, upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof.

The vote shown on the reverse side are the total votes that may be cast by this proxy, based on one vote per each share of Heritage Bancorp, Inc. common stock held.

Please vote and sign on reverse side. No postage is required if this proxy is returned in the enclosed return envelope and mailed in the United States.

The undersigned hereby acknowledges receipt of the Proxy Statement dated March 14, 1997, and hereby revokes any proxy or proxies heretofore given to vote shares at said meeting or any adjournments or postponements thereof.

                             HERITAGE BANCORP, INC.
                                     PROXY

MATTER NO. 1 ELECTION OF CLASS II DIRECTORS

[ ]  FOR all nominees listed       [ ]   WITHHOLD AUTHORITY
     (except as marked                   to vote for all
     to contrary below)                  nominees listed

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

-----------------------------------

Nominees for Class II Directors
-------------------------------

Richard D. Biever
Jane C. Deibert
Allen E. Kiefer
Robert F. Koehler

MATTER NO. 2 In the discretion of the persons named in this Proxy, to vote upon the transaction of such other business as may properly come before said meeting or any adjournments or postponements thereof. NOTE: The signature(s) on this Proxy must correspond with the name(s) as written upon the face of the share certificate. Executors, administrators, trustees, guardians, and other fiduciaries please so indicate when signing.

Dated:                      , 1997
      ----------------------


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Signature


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Signature if held jointly

                (OVER)